SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 13, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3 – Securities and Trading Markets

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)      By letter dated November 14, 2013, the NASDAQ advised the Company that since it failed to file its Form 10-Q for the period ended September 30, 2013 (“Form 10-Q”), it no longer complies with the NASDAQ Listing Rule 5250(c)(1) for continued listing, and that the Company has 60 calendar days to submit a plan to the NASDAQ to regain compliance.  If the NASDAQ accepts such plan, the NASDAQ can grant an exception to the Company for up to 180 calendar days from the due date for filing the Form 10-Q, or until May 12, 2014, to regain compliance.  The Company anticipates that it will be able to file the Form 10-Q substantially prior to the expiration of such 60-day period and regain compliance with the NASDAQ Listing Rules.  If the Company is unable to file its Form 10-Q within the 60-day period, it intends to file with the NASDAQ a plan to regain compliance within the Listing Rules of the NASDAQ.  Acceptance of such plan is discretionary with the NASDAQ.  This notification has no immediate effect on the listing of the Company’s common stock on the NASDAQ.  There can be no assurance, however, that the Company will be able to regain compliance with the listing requirement discussed above or otherwise satisfy the other NASDAQ listing criteria.

Section 4 – Matter Related to Accountants and Financial Statements

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 13, 2013, management of Perma-Fix Environmental Services, Inc. (the “Company”) concluded, in consultation with the Audit Committee of the Board of Directors (“Audit Committee”) and BDO USA, LLP, the Company’s independent registered public accounting firm, that the following financial statements previously filed by the Company with the Securities and Exchange Commission (“SEC”) should no longer be relied upon: the audited consolidated financial statements for the years ended December 31, 2012, 2011, and 2010 on its 2012 Form 10-K as filed with the SEC on March 22, 2013.

During the process of reviewing and filing the Company’s 2012 tax returns, the Company identified information related to a certain deferred tax asset that was recorded as part of the acquisition of our Diversified Scientific Services, Inc. subsidiary (“DSSI”) in 2000.  Upon subsequent analysis of this information, the Company determined that there was not sufficient support for a portion of the deferred tax asset.  To correct the error, based on our preliminary analysis, the Company intends to reduce the beginning retained earnings balance in 2010 by approximately $1.6 million, reduce income tax expense by approximately $1.4 million in 2010, record approximately $6.3 million of income tax expense in 2011 and reverse the $3.3 million of income tax expense recorded in 2012.

The restatement has no impact on the Company’s previously reported cash and cash equivalents, revenue or income (loss) from continuing operations before income taxes.

The Company intends to file with the SEC as soon as possible an amendment to its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K/A).  The Company intends to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (“Form 10-Q”) as soon as possible after it files the Form 10-K/A. The Company will not amend its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, as the effect of the restatement has no material impact to the condensed consolidated statement of operations and the condensed consolidated statement of cash flows for each of the reporting and comparative periods noted.  In addition, the effect of the restatement will not impact the condensed consolidated statement of operations and condensed consolidated statement of cash flows for the comparative period of 2012 in its Form 10-Q to be filed with the SEC.  However, the December 31, 2012 condensed consolidated balance sheet in the Form 10-Q will be derived from the Form 10-K/A to be filed with the SEC.

Management has considered, and is continuing to evaluate, the effect of the facts leading to the restatement on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures as of December 31, 2012. A final conclusion with respect to the effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures has not been made, and management is currently working to determine whether any material weakness in such controls and procedures was present as of December 31, 2012. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with filing the amendments to its Form 10-K for December 31, 2012.

This report contains certain “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “estimates”, “projects”, and similar expressions. Forward-looking statements include, but are not limited to: ability to file the Form 10-K/A and Form 10‑Q within a certain time period and compliance with the NASDAQ Listing Rules. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected herein are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this report, including, without limitation, unexpected issues with our auditors; meeting GAAP requirements; changes to NASDAQ listing requirements; and the additional factors referred to under “Special Note Regarding Forward-Looking Statements” of our 2012 Form 10-K and Forms 10-Q for quarters ended March 31, 2013 and June 30, 2013. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer